CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                        TRANS LEASING INTERNATIONAL, INC.


     Richard Grossman and Terry A. Frey, being the President and Secretary, respectively, of Trans Leasing International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware the (the "Corporation"), do hereby certify as follows:

1. That the Board of Directors of the Corporation, pursuant to unanimous written consent and in accordance with Section 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted a resolution substantially in the form set forth below proposing an amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

          RESOLVED, that Section 5 of Article Eight of the Corporation's Certificate of Incorporation be amended and restated as follows (the "Amendment"):

              "5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon terms and conditions, if any, as the board of directors deems appropriate."

2. That the stockholders of the Corporation approved and adopted the Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware, by requisite affirmative vote of the stockholders entitled to vote thereon at a meeting of such stockholders duly called and convened pursuant to the laws of the State of Delaware.

IN  WITNESS  WHEREOF,  the  undersigned,   being  the  President  and  Secretary
hereinabove named, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to the Restated Certificate of Incorporation this 17th day of November, 1992.

                        TRANS LEASING INTERNATIONAL, INC.


                       By:
                          Richard Grossman, President


ATTEST:

By:
   Terry A. Frey, Secretary